Exhibit 23.2
Consent of Hein & Associates LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of CARDINAL COMMUNICATIONS, Inc. on Form S-8 of our report dated February 27, 2004 on the financial statements of Cardinal Communications, Inc. (formerly known as USURF America, Inc.) for the year ended December 31, 2003, appearing in the Annual Report on Form 10-KSB of Usurf America, Inc. for the year ended December 31, 2004, also incorporated by reference in this Registration Statement.

HEIN& ASSOCIATES LLP

Denver, Colorado
August 24, 2005